Exhibit 99.1

Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

WONHE MULTIMEDIA COMMERCE LTD

AND ITS CONTROLLED ENTITIES

ABN 71 607 288 755

ANNUAL FINANCIAL REPORT

PERIOD ENDED

31 DECEMBER 2015

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

TABLE OF CONTENTS

CONTENTS
DIRECTORS' REPORT	3
AUDITOR'S INDEPENDENT DECLARATION	16
CORPORATE GOVERNANCE STATEMENT	17
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME	18
CONSOLIDATED STATEMENT OF FINANCIAL POSITION	19
STATEMENT OF CHANGES IN EQUITY	20
CONSOLIDATED STATEMENT OF CASH FLOWS	21
NOTES TO THE FINANCIAL STATEMENTS	22
DIRECTORS’ DECLARATION	51
INDEPENDENT AUDITOR'S REPORT	52
ADDITIONAL STOCK EXCHANGE INFORMATION	53

Directors’ Report

The Directors of Wonhe Multimedia Commerce Limited (‘Wonhe”) present their report together with the financial statements of the consolidated entity, being Wonhe (‘the Company’) and its Controlled Entities (‘the Group’) for the period ended 31 December 2015.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Director’s details

The following persons were Directors of Wonhe during or since the end of the financial period:

Mr Qing Tong (Executive Chairman) Appointed 27/7/2015

Qing Tong is the executive Chairman of the Company and holds the chairman position within the WONHE Group of companies.

Qing Tong holds a Bachelor of Arts from Hubei University. Mr Qing Tong acted as the marketing director of Zhongshan Cordyceps Products Co, Ltd from 1996 to April 1998, and served as the manager of Guangdong Xingbao Group from October 1998 to June 2000. He has acted as the director of Wonhe International Holdings Group Co. Ltd and overseen its international venture capital investment from August 2000 to June 2010, and has served as a director of Shenzhen WONHE since January 2011.

Mr Qing Tong has a wealth of practical experience in capital investment and capital raising, enterprise management, marketing and team-building.

Interests in shares: 35,823,600 shares

Interest in options: None

Mr Qing Tong holds 100% of the shares in Wonhe International Holdings Group Co. Ltd which holds 33,750,000 ordinary shares in the Company.

Qing Tong also holds 1,500,000 shares in WONHE High-Tech International (being 2.56% of the issued share capital of WONHE High-Tech International). World Win, which holds 60% of the Company prior to the Offer, is a wholly owned subsidiary of WONHE High-Tech International. Therefore, he holds an indirect interest in 2,073,600 shares in the Company that are held by World Win.

Mr Nanfang (Jack) Tong (Executive Director) appointed 27/7/2015

Nanfang (Jack) Tong is an executive Director of the Company and holds the position of Chief Executive Officer of the WONHE Group’s operating company, Shenzhen WONHE.

Jack Tong holds a Bachelor Degree with an Applied Electronics major from Huazhong Technology University. From 2004 to 2009, Mr Tong held the post of General Manager in Zhongshanyinli Auto Equipment Co, a major supplier of automatic teller machines to banks. From 2009 to 2010, Mr Tong held the position of Administrative Assistant General Manager at Zhongshanyinli Auto Equipment Co. He has also acted as Technical Manager, Service Manager, Sales Director and General Manager of several information technology companies in the PRC.

Jack Tong has a deep understanding of computer technology and enterprise management and has a strong sense of innovation, profound insight and decisive decision-making ability.

Interests in shares: 2,300,400 shares

Interest in options: None

Please note that Mr Nanfang (Jack) Tong holds 1,659,369 shares in WONHE High-Tech International (being 2.84% of the issued share capital of WONHE High-Tech International). World Win, which holds 60% of the Company prior to the Offer, is a wholly owned subsidiary of WONHE High-Tech International. Therefore, he holds an indirect interest in 2,300,400 shares in the Company that are held by World Win.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Mr Jun Li (Non Executive Director) appointed 27/07/2015

Mr Jun Li graduated from Shanxi Normal University with a bachelor degree in Foreign Languages before obtaining a master’s degree in International Business Finance from Touro College, New York. Mr Li served as a principal staff member at the Bank of China’s International Settlement Division and a deputy general manager of the International Business Department of Shenzhen CITIC Industrial Bank before moving to Singapore to serve as general manager of Turus Jaya Resources Pte Ltd and Refco (Singapore) Pte Ltd, where he supervised commodity financing. After serving as president of Compo International Inc, where he developed export strategy techniques, he joined Moneylink Inc, where he negotiated investment of mezzanine funds in Chinese real-estate projects.

He has previously participated in initial public offerings of Chinese companies in the United States and has considerable experience in cross-border finance, international marketing and project management.

Interests in shares: None

Interest in options: None

Mr Raymond Lim (Non Executive Director) appointed 05/08/2015

Raymond Lim is a non-executive director of the Company and is based in Australia. Raymond holds qualifications in accounting, finance and law and holds dual qualifications as a chartered accountant and solicitor. Raymond is a Chartered Tax Adviser of the Taxation Institute of Australia, a member of the Law Society’s Elder Law and Succession Sub-Committee, Institute of Chartered Accountants and a full member of the Society of Trust and Estate Practitioners.

Raymond also holds a diploma in Chinese Law and the Chinese Legal System, and is proficient in Mandarin, Cantonese and Hokkien.

Interests in shares: 10,000

Interest in options: None

Mr Francesco Cannavo (Non Executive Director) appointed 27/07/2015

Francesco Cannavo is a non-executive director of the Company and is based in Australia.

Francesco is an experienced public company director with significant business and investment experience working with exploration companies in the mining industry and information technology companies. Francesco has been instrumental in assisting several listed and unlisted companies achieve their growth strategies through the raising of investment capital and the acquisition of assets.

Francesco is an entrepreneur with a strong network of investors and industry contacts in the public company sector in Australia and Asia, and has extensive experience in capital raisings, investment activities and IPO’s. Francesco is currently a non – executive director of GBM Resources Ltd (ASX:GBZ).

Interests in shares: None

Interest in options: None

With the exception of Mr Francesco Cannavo, none of the other directors held a directorship in other listed entity during the three year period to the current period.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Company Secretary

Justyn Stedwell is a professional Company Secretary, with over 9 years’ experience as a Company Secretary of ASX-listed companies in various industries including biotechnology, agriculture, mining and exploration, information technology and telecommunications.

Justyn’s qualifications include a Bachelor of Commerce (Economics and Management) from Monash University, a Graduate Diploma of Accounting at Deakin University and a Graduate Diploma in Applied Corporate Governance at the Governance Institute of Australia.

He is currently Company Secretary at several ASX-listed companies, including Axxis Technology Group (ASX:AYG), Motopia Ltd (ASX:MOT), Rhinomed Ltd (ASX:RNO), Imugene Ltd (ASX:IMU), Australian Natural Proteins Ltd (ASX:AYB), Rectifier Technologies Ltd (ASX:RFT) and Lanka Graphite Ltd (ASX:LGR).

Directors’ Interests

The Directors and Company Secretary had relevant interests in Shares and Options as set out in the table below:

Director	Shares	Options
Qing Tong	35,823,600	Nil
Nanfang (Jack) Tong	2,300,400	Nil
Francesco (Frank) Cannavo	Nil	Nil
Jun Li	Nil	Nil
Raymond Lim	10,000	Nil
Justyn Stedwell	10,000	Nil

Principal activities

As the company was incorporated in 27 July 2015, the financial results reported are for the period from July 2015 to December 2015, and no comparison have been disclosed as a result.

The profit after income tax attributed to members of the consolidated entity for the period ended 31 December 2015 was $5.467m.

WONHE Multimedia Commerce Limited was incorporated in July 2015. In August 2015, through a Share Sale Agreement with World Win International Holdings Group Ltd (World Win), the Company acquired 100% of the shares in Kuayu International Holdings Group Ltd (Kuayu), a company incorporated in Hong Kong and which owns and operates the WONHE business in China via its Chinese subsidiaries.

The WONHE business commenced at the end of 2010, and initially focused on the research, development, and sale of computer software and hardware technology products. The WONHE operating subsidiary company is Shenzhen WONHE Technology Co., Ltd (Shenzhen WONHE), a company incorporated in China. Shenzhen WONHE has a research and development department that designs its own software and hardware products. Shenzhen WONHE outsources the manufacturing of its products to a third party contract manufacturer, and appoints third party sales agents and distributors to handle the sales and distribution of its products in China. The WONHE business solely operates within China.

Shenzhen WONHE has entered into a supply and distribution contract with Shenzhen Yun Lutong Science and Technology Ltd (YLT) pursuant to which YLT has the right to distribute the Commercial Routers in China. YLT sources commercial premises and retail shopping centre customers to purchase and install Commercial Routers in, providing persons in close proximity to such premises with access to the Wi-Fi offered by the Commercial Routers and providing a means for such persons to utilise the WONHE App.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Shenzhen WONHE derives revenues from sale of the Commercial Routers, receives a commission from retail sales to users who purchase products from a retailer via the WONHE App and derives revenue from targeted advertisements. Shenzhen WONHE also owns the user data that is compiled and aggregated from its Commercial Routers.

There have been no significant changes in the nature of these activities during the period.

Review of operations and financial results

On 21 December 2015, the company was listed on the ASX and completed a capital raising of AUD $3.39m (before costs) from the issue of 16,951,802 ordinary shares.

The operating result of the Group for this financial period is $5.978m.

WONHE Business currently derives the majority of its revenues from the current version of the Home Media Centre product, HMC720, developed in 2013, and the Domestic Router product, developed in 2015.

The Home Media Centre is a product that has the functional characteristics of both a Wi-Fi router and a set-top box, with the ability to access TV and video on demand, function as a game console and a storage facility for data. The Home Media Centre combines a PC set-top box, DVD, multimedia computer, security monitor and video telephone into one comprehensive digital home media solution, with a compact size.

The Domestic Router is a router (model YLT 100-S) which has an independent operating system, allowing customers to store information and control the number of network users, limit the webpages which users browse and limit users’ time online. The Domestic Router is predominately used by personal consumers.

Shenzhen WONHE has recently developed a new commercial router product (model YLT 300-S), which provides Wi-Fi and is tailored for use by commercial premises (Commercial Routers). Shenzhen WONHE has also developed a mobile application (WONHE App) where users must log on and provide certain demographic details before being re-directed to the free Wi-Fi internet provided by the Commercial Routers. The WONHE App also provides an online shopping platform for users.

Shenzhen WONHE has entered into a supply and distribution contract with YLT pursuant to which YLT has the right to distribute the Commercial Routers in China. YLT sources commercial premises and retail shopping centre customers to purchase and install Commercial Routers in, providing persons in close proximity to such premises with access to the Wi-Fi offered by the Commercial Routers and providing a means for such persons to utilise the WONHE App.

Shenzhen WONHE derives revenues from sale of the Commercial Routers, receives a commission from retail sales to users who purchase products from a retailer via the WONHE App and derives revenue from targeted advertisements. Shenzhen WONHE also owns the user data that is compiled and aggregated from its Commercial Routers.

Kuayu International Holdings group that was acquired by the company has contributed A$6,141k profit after tax during the period from 3 August 2015 to 31 December 2015.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Significant changes in the state of affairs

During the period, the following changes occurred within the Group:

●	issue of share capital – on 21 December 2015, the Group issued 16,951,802 shares at 20 cents totalling $3,360k before cost.
●	acquisition of Kuayu – as previously noted, the company acquired the shares in Kuayu.

Dividend

No Dividend has been declared in this period.

Events arising since the end of the reporting period

On 21 January 2016, Wonhe Multimedia Commerce Ltd announced that its group operating Shenzhen Wonhe, has entered into an agreement titled "Wireless Network Coverage Project in Beijing Area" with Guangdong Kesheng Enterprise Co., Ltd. ("Guangdong Kesheng"). The agreement contemplates that the two parties will work together to develop a wireless network in certain designated areas of Beijing. The commercial purpose of the network will be to serve as a vehicle for advertising and marketing, with the revenue to be shared between Shenzhen Wonhe and Guangdong Kesheng.

Future Developments, Prospects and Business Strategies

Current areas of strategic focus of the Group include the following:

●	sale and distribution of the Home Media Centre, Commercial Router and Domestic Router products throughout the China market through Shenzhen WONHE;
●	growing the distribution network of the Home Media Centre, Commercial Router and Domestic Router products throughout the China market; and
●	promotion and marketing of the Home Media Centre, Commercial Router and Domestic Router products and other products sold by the WONHE Business.
●	The company invested in a co-development wireless network with Guangdong Kesheng Enterprise Co., Ltd in certain designated areas of Beijing as announced to ASX on 21 January 2016. The commercial purpose of the network will be to serve as a vehicle for advertising and marketing, with the revenue to be shared between Shenzhen Wonhe and Guangdong Kesheng.

Business Risk

The material business risks faced by the Group that are likely to have an effect on the financial prospects of the Group, and how the Group manages these risks include:

1.	Economic Conditions – The Company’s entitlement to revenues generated from the WONHE Business mainly in China may be negatively influenced by changes in regional or local economic variables and consumer confidence in China. Unemployment rates, levels of personal disposable income and regional or local economic conditions may adversely affect consumer spending, decreasing demand for the WONHE Products. Based on the views of prominent economic commentators, we do not anticipate any significant slowdown in the current market economies for the next few years, but are currently investigating the option of expanding our sales into other emerging economies, diversify in to other products. The company also signed a Cooperative Agreement on Wireless Network Coverage Project in Beijing Area to increase the sales; and
2.	Technological obsolescence – given the rapidly changing environment in which the Group operates, this could have an impact on our financial results. We address this risk through investment in research and development and by constantly monitoring the market. With competitors constantly seeking to enter our market with improved designs, we see this risk increasing in the future.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

3.	The Company is exposed to various economic, environmental and social sustainability risks. The Company has adopted a Risk Management Policy to assist with management of these risks, which is available on the Company's website.

Directors’ meetings

During the financial period, five meetings of directors (including committees of directors) were held. Attendances by each director during the period were as follows:

	Directors’ Meetings
	Number eligible to attend	Number attended
Qing Tang	5	5
Nanfang (Jack) Tong	5	5
Francesco (Frank) Cannavo	5	5
Jun Li	5	5
Raymond Lim	5	5

Remuneration Report (audited)

The Directors of WonHE (‘the Group’) present the Remuneration Report for Non-Executive Directors, Executive Directors prepared in accordance with the Corporations Act 2001 and the Corporations Regulations 2001.

Remuneration Policy

The remuneration policy of the Company has been designed to align key management personnel (KMP) objectives with shareholder and business objectives by providing a fixed remuneration component and offering specific long-term incentives based on key performance areas affecting the consolidated group’s financial results. The Company’s Board believes the remuneration policy to be appropriate and effective in its ability to attract and retain high-quality KMP to run and manage the consolidated group, as well as create goal congruence between directors, executives and shareholders.

The Board’s policy for determining the nature and amount of remuneration for KMP of the consolidated group is based on the following:

-	The remuneration policy is to be developed and approved by the Board after professional advice is sought from independent external consultants (where applicable).
-	All KMP receive a base salary (which is based on factors such as length of service and experience), superannuation, fringe benefits, options and performance incentives.
-	Performance incentives (in the form of cash bonus) are generally only paid once predetermined key performance indicators (KPIs) have been met.
-	No share based/options incentives offered to KMP.
-	The Board which also serves as the remuneration committee reviews KMP packages annually by reference to the consolidated group’s performance, executive performance and comparable information from industry sectors.

The performance of KMP is measured against criteria agreed annually with each executive. All bonuses and incentives must be linked to predetermined performance criteria. The policy is designed to attract the highest calibre of executives and reward them for performance results leading to long-term growth in shareholder wealth.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

KMP receive, at a minimum, a superannuation guarantee contribution required by the government, which is currently 9.5% of the individual’s average weekly ordinary time earnings (AWOTE) for all Australian based KMPs.

Other than the entitlements provided under the Group’s defined contribution benefit superannuation arrangements, KMP do not receive any other retirement benefits.

Upon retirement, KMP are paid employee benefit entitlements accrued to the date of retirement.

All remuneration paid to KMP is valued at the cost to the company and expensed.

The Board’s policy is to remunerate non-executive directors at market rates for time, commitment and responsibilities. The Board determines payments to the non-executive directors and reviews their remuneration annually, based on market practice, duties and accountability. Independent external advice is sought when required. The maximum aggregate amount of fees that can be paid to non-executive directors is subject to approval by shareholders at the annual general meeting.

KMP or closely related parties of KMP are prohibited from entering into hedge arrangements that would have the effect of limiting the risk exposure relating to their remuneration.

In addition, the Board’s remuneration policy prohibits directors and KMP from using the company’s shares as collateral in any financial transaction, including margin loan arrangements.

Engagement of Remuneration Consultants

During the financial period, the company did not engage any remuneration consultant.

Performance-based Remuneration

KPIs are set annually, with a certain level of consultation with KMP. The measures are specifically tailored to the area each individual is involved in and has a level of control over. The KPIs target areas the Board believes hold greater potential for group expansion and profit, covering financial and non-financial as well as short and long-term goals. The level set for each KPI is based on their performance.

Performance in relation to the KPIs is assessed annually, with bonuses being awarded depending on the number and deemed difficulty of the KPIs achieved. Following the assessment, the KPIs are reviewed by the Board in light of the desired and actual outcomes, and their efficiency is assessed in relation to the Group’s goals and shareholder wealth, before the KPIs are set for the following year.

Relationship between Remuneration Policy and the Company’s Performance.

The remuneration policy has been tailored to increase goal congruence between shareholders, directors and executives. The chosen method to achieve this aim is being a performance-based bonus based on KPIs. The company believes this policy will be effective in increasing shareholder wealth.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

The following table shows the gross revenue, profits and dividends since the company was incorporated, as well as the share prices at the end of the financial period.

	2015
Revenue	22,116	k
Net profit	5,978	k
Share price at period-end	$0.48
Dividends paid	Nil

Employment Details of Members of Key Management Personnel

	Short term employee benefits			Post employment	Long term benefits
Name	Cash salary	Bonus	Non-cash benefits	benefits Superannuation	Long service leave	Total	At risk%
Non-executive directors
Jun Li	1,096	-	-	104	-	1,200	-
Frank Cannavo	1,096	-	-	104	-	1,200	-
Raymond Lim	1,096	-	-	104	-	1,200	-
Sub total	3,288		-	312	-	3,600

Executive Directors

Qing Tong *	15,007		-	-	-	15,007	-
Jack Tong *	13,424	-	-	-	-	13,424	-
Sub total	28,431		-			28,431

Other KMP

Justyn Stedwell	-	-	-	-	-	-	-
Jingwu Li	7,890	-	-	-	-	7,890	-
Gang Xiong	8,287	-	-	-	-	8,287	-
Jianbo Qiu	7,224	-	-	-	-	7,224	-
Fen Chen	6,502	-	-	-	-	6,502	-
Sub total	29,903	-	-	-	-	29,903	-
Total	61,622	-	-	312	-	61,934	-

* Paid in RMB and translated at the average exchange rate for the period ended 31 December 2015.

Employment contracts

Qing Tong and Jack Tong

The key terms of Mr Nanfang Tong’s and Qing Tong’s Employment Agreement with Shenzhen WONHE are the same, and key terms are as follows:

●	Mr Tong shall be employed for a thirty-six-month term;

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

●	Mr Tong’s working hours shall be eight hours per day, five days a week, and shall be entitled to holidays and leave as stipulated by the PRC labour department;
●	Mr Nanfang Tong shall be paid a basic salary of RMB121,000 per annum and also be entitled to social security premiums, and medical benefits;
●	Mr Qing Tong shall be paid a basic salary of RMB145, 000 per annum and also be entitled to social security premiums, and medical benefits.
●	The agreement may be terminated by mutual agreement.
●	Mr Tong shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Mr Tong’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations.
●	Shenzhen WONHE may terminate the agreement immediately if Mr Tong seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Mr Tong is charged with criminal offences.
●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Mr Tong is seriously sick or injured (such injury being sustained outside of his job) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out.
●	If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

Fen Chen

The key terms of Fen Chen’s Employment Agreement with Shenzhen are as follows:

●	Ms Chen shall be employed for a thirty-six month term, commencing from Nov 2013.
●	Ms Chen’s working hours shall be eight hours per day (no more than 8 hours), five days a week. Ms Chen is entitled to enjoy the statutory holidays, marriage leave, maternity leave, funeral leave and such holidays legally.
●	Ms Chen shall be paid a monthly salary of RMB 2,300.
●	The contract could be rescinded after being negotiated and mutually agreed upon.
●	Ms Chen shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Ms Chen’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations.
●	Shenzhen WONHE may terminate the agreement immediately if Ms Chen seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Ms Chen is charged with criminal offences.
●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Ms Chen is seriously sick or injured (such injury being sustained outside of his job) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

●	If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

Gang Xiong

The key terms of Gang Xiong’s Employment Agreement with Shenzhen are as follows:

●	Mr Xiong shall be employed for a thirty-six month term, commencing from April 2015.
●	Mr Xiong’s working hours shall be eight hours per day (no more than 8 hours), five days a week. Mr Xiong is entitled to enjoy the statutory holidays, marriage leave, maternity leave, funeral leave and such holidays legally.
●	Mr Xiong shall be paid a monthly salary of RMB 6,000.
●	The contract could be rescinded after being negotiated and mutually agreed upon.
●	The agreement may be terminated by mutual agreement.
●	Mr Xiong shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Mr Xiong’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations.
●	Shenzhen WONHE may terminate the agreement immediately if Mr Xiong seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Mr Xiong is charged with criminal offences.
●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Mr Xiong is seriously sick or injured (such injury being sustained outside of his job) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out.
●	If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

Jianbo Qiu

The key terms of Jianbo Qiu’s Employment Agreement with Shenzhen are as follows:

●	Mr Qiu shall be employed for a thirty-six month term, commencing from May 2015.
●	Mr Qiu’s working hours shall be eight hours per day (no more than 8 hours), five days a week. Mr Qiu is entitled to enjoy the statutory holidays, marriage leave, maternity leave, funeral leave and such holidays legally.
●	Mr Qiu shall be paid a monthly salary of RMB 5,500.
●	The contract could be rescinded after being negotiated and mutually agreed upon.
●	Mr Qiu shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Mr Qiu’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations.
●	Shenzhen WONHE may terminate the agreement immediately if Mr Qiu seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Mr Qiu is charged with criminal offences.
●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Mr Qiu is seriously sick or injured (such injury being sustained outside of his job) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

●	If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

Jingwu Li

The key terms of Jingwu Li’s Employment Agreement with Shenzhen are as follows:

●	Mr Li shall be employed for a thirty-six month term, commencing from November 2013.
●	Mr Li’s working hours shall be eight hours per day (no more than 8 hours), five days a week. Mr Li is entitled to enjoy the statutory holidays, marriage leave, maternity leave, funeral leave and such holidays legally.
●	Mr Li shall be paid a monthly salary of RMB 6,000.
●	The contract could be rescinded after being negotiated and mutually agreed upon.
●	Mr Li shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Mr Li’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations.
●	Shenzhen WONHE may terminate the agreement immediately if Mr Li seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Mr Li is charged with criminal offences.
●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Mr Li is seriously sick or injured (such injury being sustained outside of his job) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out.

If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

Directors Service Agreement – Qing Tong & Jack Tong

The Company has entered into a Directors Service Agreement with Qing and Jack Tong. Pursuant to such agreement, Qing Tong shall be entitled to directors’ fees of $1 per annum as Qing Tong is employed by Shenzhen WONHE.

Directors Service Agreement – Raymond Lim, Frank Cannavo and Jun Li

The Company has entered into a Directors Service Agreement with each of the named directors. Pursuant to such agreement, each of the named directors shall be entitled to directors’ fees of $40,000 plus superannuation per annum.

Cash Bonuses, Performance-related Bonuses and Share-based Payments

No incentives and/or bonus were awarded/paid during the period.

In addition, no options and/or bonuses were granted as remuneration during the period to KMP.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

KMP Shareholdings

The number of ordinary shares in the Company held by each KMP of the Group during the financial period is as follows:

	Balance at Beginning of period	Granted as Remuneration during the period	Issued on Exercise of Options during the period	Other Changes during the period	Balance at End of period
Jun Li	-	-	-	-	-
Frank Cannavo	-	-	-	-	-
Raymond Lim	-	-	-	10,000	10,000
Qing Tong **	-		-	35,823,600	35,823,500
Jack Tong *	-	-	-	2,300,400	2,300,400
Justyn Stedwell	-	-	-	10,000	10,000
Jingwu Li				2,000,000	2,000,000
Gang Xiong	-	-	-	-	-
Jianbo Qiu	-	-	-	-	-
Fen Chen	-	-	-	-	-

* Please note that Mr Nanfang (Jack) Tong holds 1,659,369 shares in WONHE High-Tech International (being 2.84% of the issued share capital of WONHE High-Tech International). World Win, which holds 60% of the Company prior to the Offer, is a wholly owned subsidiary of WONHE High-Tech International. Therefore, he holds an indirect interest in 2,300,400 shares in the Company that are held by World Win.

** Mr Qing Tong holds 100% of the shares in Wonhe International Holdings Group Co. Ltd which holds 33,750,000 ordinary shares in the Company. Qing Tong also holds 1,500,000 shares in WONHE High-Tech International (being 2.56% of the issued share capital of WONHE High-Tech International). World Win, which holds 60% of the Company prior to the Offer, is a wholly owned subsidiary of WONHE High-Tech International. Therefore, he holds an indirect interest in 2,073,600 shares in the Company that are held by World Win

Other Equity-related KMP Transactions

There have been no other transactions involving equity instruments other than those described in the tables above relating to options, rights and shareholdings.

Loans from KMP

Loans from Shareholders as at 31 December 2015 were $330k without interest.

$000
Balance at beginning of the period	326
Loans advanced	-
Loans repaid	4
Interest charged	-
Balance at end of the period	330

Highest loan balance during the period	330

The loan balance above represents an unsecured loan of $330k, a related party Loan to the company. The loan is repayable at call.

14

Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Options

At the date of this report, no options were issued.

Environmental legislation

Wonhe operations in Australia and in PRC are not subject to any particular or significant environmental regulation under a law of the Commonwealth or of a State or Territory in Australia and PRC.

Indemnifying Officers or Auditor

During or since the end of the reporting period, the company has entered into an agreement to indemnify, or paid or agreed to pay insurance premiums. However, the company has yet to commence the insurance policy.

Proceedings on Behalf of Company

No person has applied for leave of court to bring proceedings on behalf of the company or intervene in any proceedings to which the company is a party for the purpose of taking responsibility on behalf of the company for all or any part of those proceedings.

The company was not a party to any such proceedings during the period.

Rounding of amounts

WonHe Multimedia is a type of company referred to in ASIC class order 98/100 and therefore the amounts contained in this report and in the financial report have been rounded to the nearest $1,000 (where rounding is applicable), or in certain cases, to the nearest dollar under the option permitted in the class order.

Non-audit services

During the period, HLB Mann Judd, the Company’s auditors, performed certain other services in addition to their statutory audit duties.

The Board has considered the non-audit services provided during the period by the auditor is satisfied that the provision of those non-audit services during the period is compatible with, and did not compromise, the auditor independence requirements of the Corporations Act 2001

Details of the amounts paid to the auditors of the Company, HLB Mann Judd, and its related practices for audit and non-audit services provided during the period are set out in note 16.

A copy of the Auditor’s Independence Declaration as required under s307C of the Corporations Act 2001 is included on page 14 of this financial report and forms part of this Directors’ Report.

Signed in accordance with a resolution of the Directors

Francesco Cannavo

31 March 2016

15

Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Auditor’s Independence Declaration

As lead auditor for the audit of the financial report of WONHE Multimedia Commerce Limited for the period ended 31 December 2015, I declare that to the best of my knowledge and belief there have been no contraventions of:

(a)	the auditor independence requirements as set out in the Corporations Act 2001 in relation to the audit; and
(b)	any applicable code of professional conduct in relation to the audit.

This declaration is in respect of WONHE Multimedia Commerce Limited and to the entities it controlled during the period.

HLB Mann Judd	Jude Lau
Chartered Accountants	Partner

Melbourne
31 March 2016

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Corporate Governance Statement

The Board is committed to achieving and demonstrating the highest standards of corporate governance. As such, Wonhe Mulitmedia Commerce Ltd and its Controlled Entities (‘the Group’) have adopted the third edition of the Corporate Governance Principles and Recommendations which was released by the ASX Corporate Governance Council on 27 March 2014 and became effective for financial years beginning on or after 1 July 2014.

The Group’s Corporate Governance Statement for the financial period ended 31 December 2015 is dated as at 30 July 2015 and was approved by the Board on 6 August 2015. The Corporate Governance Statement is available on the company’s website at www.wonhe.com.au/investor.php.

17

Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Consolidated Statement of Profit or Loss and Other Comprehensive Income

For the period ended 31 December 2015

Continuing operations	Notes	2015 A$’000
Revenue from Sale of Goods	5	22,002
Other income		3
Finance Revenue	5	111
Total Revenue		22,116

Costs of goods sold	5	(13,745)
Research and Development Expenses	5	(121)
Director Expenses and fees		(4)
Depreciation of property, plant and equipment		(204)
Selling Expenses		(533)
General and Administration Expenses		(299)
Other expenses		(85)
Profit before income tax		7,125
Income tax expense	6	(1,147)
Profit for the period from continuing operations		5,978
Loss for the period from discontinued operations		-
Net profit for the period		5,978
Other comprehensive income
Items that will not be reclassified subsequently to profit or loss		-
Items that will be reclassified subsequently to profit or loss when specific conditions are met:
- Exchange differences on translating foreign operations, net of tax		(3,807)
Other comprehensive income/(expense) for the period		(3,807)
Total Comprehensive income for the period		2,171
Total Net Profit attributable to:
● Non-Controlling interest		511
● Owners of the parent		5,467
		5,978
Total Comprehensive Income attributable to:
● Non-Controlling interest		511
● Owners of the parent		1,660
		2,171

Earnings per share (note 18)
Basic earnings per share:	4.39 cents
Diluted earnings per share:	4.39 cents

Note: This statement should be read in conjunction with the notes to the financial statements.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Consolidated Statement of Financial Position

As at 31 December 2015

	Notes	2015
		(A$000)
Assets
Current assets
Cash and cash equivalents	8	49,644
Trade and other receivables	9	4,775
Total current assets		54,419
Non-current assets
Plant and equipment	10	9,966
Other receivable- Income Tax	6	1,625
Other receivable – deposit		22
Intangible assets	12	22
Total non-current assets		11,635
Total assets		66,054
Current liabilities
Trade and other payables	13	12,706
Loan from Shareholders	14	330
Total current liabilities		13,036
Total liabilities		13,036
Net assets		53,018
Equity
Issued Capital	15	2,908
Retained Earnings		4,892
Other Reserve	16	41,082
Statutory Reserve Fund		4,136
Total Equity		53,018

Note: This statement should be read in conjunction with the notes to the financial statements.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Statement of Changes in Equity

For the period ended 31 December 2015

	Issued capital $’000	Retained Earnings $’000	Statutory Reserve $’000	Non- Controlling Interest $’000	Other reserve $000	Total equity $’000
Balance as at 27 July 2015	-	-	-	-	-	-
Acquisition by WMC	-	-	3,461	2,406	42,586	48,453
Restructure in eliminate VIE	-	-	-	(3,018)	3,018	-
Issue of Shares	2,908	-	-	-	-	2,908
Net Income	-	5,467	-	511	-	5,978
Appropriation of Statutory Reserve	-	(575)	575	-	-	-
Other comprehensive income	-	-	100	101	(4,522)	(4,321)
Balance at 31 December 2015	2,908	4,892	4,136	-	41,082	53,018

Note: This statement should be read in conjunction with the notes to the financial statements.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Consolidated Statement of Cash Flows

For the period ended 31 December 2015

$000
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers	21,032
Payments to suppliers and employees	(35,277)
Interest received	111
Income and other tax paid	(759)
Net cash inflow/(outflow) by operating activities (note 22)	(14,893)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(8,909)
Cash acquired on acquisition of WONHE	74,784
Net cash provided by (used in) investing activities	65,875

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issue of Shares	3,390
Cost of Capital raising	(689)
Payment for stockholder loans	(4)
Net cash provided by (used in) financing activities	2,697
Effect of exchange rates on cash	(4,035)
Net increase / (decrease) in cash held	49,644
Cash at beginning of financial period	-
Cash at end of financial period	49,644

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Notes to the Consolidated Financial Statements

1 Nature of operations

Wonhe is currently focused on the research, development, manufacturing and sale of Home Media Centre, Domestic Routers and the Commercial Routers.

2 General information and statement of compliance

The consolidated general purpose financial statements of the Group have been prepared in accordance with the requirements of the Corporations Act 2001, Australian Accounting Standards and other authoritative pronouncements of the Australian Accounting Standards Board (AASB). The Company is a for profit company (for financial reporting purposes under AASB). Compliance with Australian Accounting Standards results in full compliance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Wonhe Multimedia Commerce Ltd is the Group’s Ultimate Parent Company. Wonhe Multimedia Commerce Ltd is a Public Company incorporated on 27 July 2015 and domiciled in Australia.

The consolidated financial statements for the period from 27 July ended 31 December 2015 (“the period”) were approved and authorised for issue by the Board of Directors on 31 March 2016.

Material accounting policies adopted in the preparation of these financial statements are presented below in note 3 & 4.

Except for cash flow information, the financial statements have been prepared on an accruals basis and are based on historical costs, modified, where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities.

3 Comparatives

WONHE Multimedia Commerce Limited (Company) was incorporated on 27 July 2015 and listed on the ASX on 21 December 2015. As the Company is a newly established company there are no historical statements of financial performance and financial position.

4 Summary of accounting policies

4.1 Overall considerations

The consolidated financial statements have been prepared using the significant accounting policies and measurement bases summarised below.

4.2 Basis of consolidation

The Group financial statements consolidate those of the Parent Company and all of its subsidiaries as of 31 December 2015. The Parent controls a subsidiary if it is exposed, or has rights, to variable returns from its involvement with the subsidiary and has the ability to affect those returns through its power over the subsidiary. All subsidiaries have a reporting date of 31 December. A list of the subsidiaries is outlined in note 23.1.

All transactions and balances between Group companies are eliminated on consolidation, including unrealised gains and losses on transactions between Group companies. Where unrealised losses on intra-group asset sales are reversed on consolidation, the underlying asset is also tested for impairment from a group perspective. Amounts reported in the financial statements of subsidiaries have been adjusted where necessary to ensure consistency with the accounting policies adopted by the Group.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Profit or loss and other comprehensive income of subsidiaries acquired or disposed of during the period are recognised from the effective date of acquisition, or up to the effective date of disposal, as applicable.

Non-controlling interests, presented as part of equity, represent the portion of a subsidiary’s profit or loss and net assets that is not held by the Group. The Group attributes total comprehensive income or loss of subsidiaries between the owners of the parent and the non-controlling interests based on their respective ownership interests.

4.3 Business combination

The Group applies the acquisition method in accounting for business combinations. The consideration transferred by the Group to obtain control of a subsidiary is calculated as the sum of the acquisition-date fair values of assets transferred, liabilities incurred and the equity interests issued by the Group, which includes the fair value of any asset or liability arising from a contingent consideration arrangement. Acquisition costs are expensed as incurred.

The Group recognises identifiable assets acquired and liabilities assumed in a business combination regardless of whether they have been previously recognised in the acquiree’s financial statements prior to the acquisition. Assets acquired and liabilities assumed are generally measured at their acquisition-date fair values.

Business combinations occur where an acquirer obtains control over one or more businesses.

A business combination is accounted for by applying the acquisition method, unless it is a combination involving entities or businesses under common control. The business combination is accounted for from the date that control is attained, whereby the fair value of the identifiable assets acquired and liabilities (including contingent liabilities) assumed is recognised (subject to certain limited exceptions).

In respect of the acquisition of Kauyu during the period, as the ultimate controlling party prior to the acquisition and the restructure to eliminate the VIE structure, remained the ultimate controlling party of the group post acquisition, these transaction are deemed to be between entities under common control. As a ‘transaction between entities under common control’ the acquisition does not meet the definition of a business combination as per AASB 3 Business Combinations. As a result, the Company has incorporated the assets and liabilities of the entities acquired at their pre-combination carrying amounts without fair value uplift. This accounting is applied on the basis that there has been no substantive economic change. No goodwill has been recorded as part of the transaction, instead, any difference between the cost of the transaction and the carrying value of the net assets acquired has been recorded in equity. Refer to note 16 (i)(a) for details of this transaction.

4.4 Foreign currency translation

Functional and presentation currency

The consolidated financial statements are presented in Australian dollars ($AUD), which is also the functional currency of the Parent Company.

Foreign currency transactions and balances

Foreign currency transactions are translated into the functional currency of the respective Group entity, using the exchange rates prevailing at the dates of the transactions (spot exchange rate). Foreign exchange gains and losses resulting from the settlement of such transactions and from the re-measurement of monetary items at period end exchange rates are recognised in profit or loss.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Non-monetary items are not retranslated at period-end and are measured at historical cost (translated using the exchange rates at the date of the transaction), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.

4.5 Foreign operations

In the Group’s financial statements, all assets, liabilities and transactions of Group entities with a functional currency other than the $AUD are translated into $AUD upon consolidation. The functional currency of the entities in the Group has remained unchanged during the reporting period.

On consolidation, assets and liabilities have been translated into $AUD at the closing rate at the reporting date. Goodwill and fair value adjustments arising on the acquisition of a foreign entity have been treated as assets and liabilities of the foreign entity and translated into $AUD at the closing rate. Income and expenses have been translated into $AUD at the average rate over the reporting period. Exchange differences are charged or credited to other comprehensive income and recognised in the currency translation reserve in equity. On disposal of a foreign operation the cumulative translation differences recognised in equity are reclassified to profit or loss and recognised as part of the gain or loss on disposal.

4.6 Revenue

Revenue arises from the sale of goods. It is measured by reference to the fair value of consideration received or receivable, excluding sales taxes, rebates, and trade discounts. Any consideration deferred is treated as the provision of finance and is discounted at a rate of interest that is generally accepted in the market for similar arrangements. The difference between the amount initially recognised and the amount ultimately received is interest revenue.

The Group often enters into sales transactions involving a range of the Group’s products and services, for example for the delivery of hardware, software and related after-sales service. The Group applies the revenue recognition criteria set out below to each separately identifiable component of the sales transaction in order to reflect the substance of the transaction. The consideration received from these multiple-component transactions are allocated to the separately identifiable component in proportion to its relative fair value.

Sale of goods is recognised when the Group has transferred to the buyer the significant risks and rewards of ownership, generally when the customer has taken undisputed delivery of the goods as this corresponds to the transfer of significant risks and rewards of ownership of the goods and the cessation of all involvement in those goods.

Revenue from the sale of goods with no significant service obligation is recognised on delivery as this corresponds to the transfer of significant risks and rewards of ownership of the goods and the cessation of all involvement in those goods.

Where significant tailoring, modification or integration is required, revenue is recognised in the same way as construction contracts for telecommunication systems described below.

When goods are sold together with customer loyalty incentives, the consideration receivable is allocated between the sale of goods and sale of incentives based on their fair values. Revenue from sales of incentives is recognised when incentives are redeemed by customers in exchange for products supplied by the Group.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Interest and dividend income - interest income and expenses are reported on an accrual basis using the effective interest method. Dividends, other than those from investments in associates, are recognised at the time the right to receive payment is established.

4.7 Operating expenses

Operating expenses are recognised in profit or loss upon utilisation of the service or at the date of their origin. Expenditure for warranties is recognised and charged against the associated provision when the related revenue is recognised.

4.8 Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset are capitalised during the period of time that is necessary to complete and prepare the asset for its intended use or sale. Other borrowing costs are expensed in the period in which they are incurred and reported in finance costs.

4.9 Intangible assets

Recognition of intangible assets

Acquired intangible assets

Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and install the specific software. Software are being amortized over three years.

Expenditure on the research phase of projects to develop new customised software and other systems is recognised as an expense as incurred.

Subsequent measurement

All intangible assets, including any capitalised internally developed software, are accounted for using the cost model whereby capitalised costs are amortised on a straight-line basis over their estimated useful lives, as these assets are considered finite. Residual values and useful lives are reviewed at each reporting date.

Amortisation has been included within depreciation, amortisation and impairment of non-financial assets.

When an intangible asset is disposed of, the gain or loss on disposal is determined as the difference between the proceeds and the carrying amount of the asset, and is recognised in profit or loss within other income or other expenses.

4.10 Plant and equipment

Plant and Equipment, office equipment and Motor Vehicles

Motor Vehicles, Plant and Equipment and other office equipment (comprising fittings and furniture) are initially recognised at acquisition cost or manufacturing cost, including any costs directly attributable to bringing the assets to the location and condition necessary for it to be capable of operating in the manner intended by the Group’s management. Motor Vehicles, Plant and equipment and other equipment are subsequently measured using the cost model, cost less subsequent depreciation and impairment losses.

Depreciation is recognised on a straight-line basis to write down the cost less estimated residual value of Motor Vehicle, Plant and other equipment. The following useful lives are applied:

●	Motor Vehicle: 5 years
●	Plant and other equipment: 5 years
●	Lease hold Improvement : Shorter of the remaining term of the lease or the life of the improvement

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Material residual value estimates and estimates of useful life are updated as required, but at least annually.

Gains or losses arising on the disposal of property, plant and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognised in profit or loss within other income or other expenses.

4.11 Impairment testing of intangible assets and property, plant and equipment

For impairment assessment purposes, assets are grouped at the lowest levels for which there are largely independent cash inflows (cash-generating units). As a result, some assets are tested individually for impairment and some are tested at cash-generating unit level.

Individual assets or cash-generating units are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognised for the amount by which the asset’s or cash-generating unit’s carrying amount exceeds its recoverable amount, which is the higher of fair value less costs to sell and value-in-use. To determine the value-in-use, management estimates expected future cash flows from each cash-generating unit and determines a suitable interest rate in order to calculate the present value of those cash flows. The data used for impairment testing procedures are directly linked to the Group’s latest approved budget, adjusted as necessary to exclude the effects of future reorganisations and asset enhancements. Discount factors are determined individually for each cash-generating unit and reflect management’s assessment of respective risk profiles, such as market and asset-specific risks factors.

Impairment losses for cash-generating units reduce first the carrying amount of any goodwill allocated to that cash-generating unit. Any remaining impairment loss is charged pro rata to the other assets in the cash-generating unit. With the exception of goodwill, all assets are subsequently reassessed for indications that an impairment loss previously recognised may no longer exist. An impairment charge is reversed if the cash-generating unit’s recoverable amount exceeds its carrying amount.

4.12 Financial instruments

Initial recognition and measurement

Financial assets and financial liabilities are recognised when the entity becomes a party to the contractual provisions of the instrument. For financial assets, this is equivalent to the date that the Group commits itself to either purchase or sell the asset (i.e. trade date accounting is adopted).

Financial instruments are initially measured at fair value plus transaction costs, except where the instrument is classified “at fair value through profit or loss”, in which case transaction costs are recognised as expenses in profit or loss immediately.

Classification and subsequent measurement

Financial instruments are subsequently measured at fair value, amortised cost using the effective interest method, or cost. Where available, quoted prices in an active market are used to determine fair value. In other circumstances, valuation techniques are adopted.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Amortised cost is calculated as the amount at which the financial asset or financial liability is measured at initial recognition less principal repayments and any reduction for impairment, and adjusted for any cumulative amortisation of the difference between that initial amount and the maturity amount calculated using the effective interest method.

The effective interest method is used to allocate interest income or interest expense over the relevant period and is equivalent to the rate that exactly discounts estimated future cash payments or receipts (including fees, transaction costs and other premiums or discounts) through the expected life (or when this cannot be reliably predicted, the contractual term) of the financial instrument to the net carrying amount of the financial asset or financial liability. Revisions to expected future net cash flows will necessitate an adjustment to the carrying amount with a consequential recognition of an income or expense item in profit or loss.

The Group does not designate any interests in subsidiaries, associates or joint ventures as being subject to the requirements of Accounting Standards specifically applicable to financial instruments. Accordingly, such interests are accounted for on a cost basis.

(i)	Financial assets at fair value through profit or loss

Financial assets are classified at “fair value through profit or loss” when they are held for trading for the purpose of short-term profit taking, derivatives not held for hedging purposes, or when they are designated as such to avoid an accounting mismatch or to enable performance evaluation where a group of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Such assets are subsequently measured at fair value with changes in carrying amount being included in profit or loss.

(ii)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortised cost. Gains or losses are recognised in profit or loss through the amortisation process and when the financial asset is derecognised.

(iii)	Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Group’s intention to hold these investments to maturity. They are subsequently measured at amortised cost. Gains or losses are recognised in profit or loss through the amortisation process and when the financial asset is derecognised.

(iv)	Available-for-sale investments

Available-for-sale investments are non-derivative financial assets that are either not capable of being classified into other categories of financial assets due to their nature or they are designated as such by management. They comprise investments in the equity of other entities where there is neither a fixed maturity nor fixed or determinable payments.

They are subsequently measured at fair value with any re-measurements other than impairment losses and foreign exchange gains and losses recognised in other comprehensive income. When the financial asset is derecognised, the cumulative gain or loss pertaining to that asset previously recognised in other comprehensive income is reclassified into profit or loss.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Available-for-sale financial assets are classified as non-current assets when they are not expected to be sold within 12 months after the end of the reporting period. All other available-for-sale financial assets are classified as current assets.

(v)	Financial liabilities

Non-derivative financial liabilities other than financial guarantees are subsequently measured at amortised cost. Gains or losses are recognised in profit or loss through the amortisation process and when the financial liability is derecognised.

Impairment

At the end of each reporting period, the Group assesses whether there is objective evidence that a financial asset has been impaired. A financial asset (or a group of financial assets) is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events (a “loss event”) having occurred, which has an impact on the estimated future cash flows of the financial asset(s).

In the case of available-for-sale financial assets, a significant or prolonged decline in the market value of the instrument is considered to constitute a loss event. Impairment losses are recognised in profit or loss immediately. Also, any cumulative decline in fair value previously recognised in other comprehensive income is reclassified into profit or loss at this point.

In the case of financial assets carried at amortised cost, loss events may include: indications that the debtors or a group of debtors are experiencing significant financial difficulty, default or delinquency in interest or principal payments; indications that they will enter bankruptcy or other financial reorganisation; and changes in arrears or economic conditions that correlate with defaults.

For financial assets carried at amortised cost (including loans and receivables), a separate allowance account is used to reduce the carrying amount of financial assets impaired by credit losses. After having taken all possible measures of recovery, if management establishes that the carrying amount cannot be recovered by any means, at that point the written-off amounts are charged to the allowance account or the carrying amount of impaired financial assets is reduced directly if no impairment amount was previously recognised in the allowance account.

When the terms of financial assets that would otherwise have been past due or impaired have been renegotiated, the Group recognises the impairment for such financial assets by taking into account the original terms as if the terms have not been renegotiated so that the loss events that have occurred are duly considered.

4.13 Inventories

Inventories are measured at the lower of cost and net realisable value. The cost of manufactured products includes direct materials, direct labour and an appropriate proportion of variable and fixed overheads. Overheads are applied on the basis of normal operating capacity. Costs are assigned on the basis of weighted average costs.

The Company did not have any inventories as of period ended December 31, 2015. All products were manufactured upon order demand by outsourced manufacturer.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

4.14 Income taxes

Tax expense recognised in profit or loss comprises the sum of deferred tax and current tax not recognised in other comprehensive income or directly in equity.

Current income tax assets and / or liabilities comprise those obligations to, or claims from, the Australian Taxation Office (ATO) and other fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Deferred income taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. However, deferred tax is not provided on the initial recognition of goodwill or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects tax or accounting profit. Deferred tax on temporary differences associated with investments in subsidiaries and joint ventures is not provided if reversal of these temporary differences can be controlled by the Group and it is probable that reversal will not occur in the foreseeable future.

Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realisation, provided they are enacted or substantively enacted by the end of the reporting period.

Deferred tax assets are recognised to the extent that it is probable that they will be able to be utilised against future taxable income, based on the Group’s forecast of future operating results which is adjusted for significant non-taxable income and expenses and specific limits to the use of any unused tax loss or credit. Deferred tax liabilities are always provided for in full.

Deferred tax assets and liabilities are offset only when the Group has a right and intention to set off current tax assets and liabilities from the same taxation authority.

Changes in deferred tax assets or liabilities are recognised as a component of tax income or expense in profit or loss, except where they relate to items that are recognised in other comprehensive income (such as the revaluation of land) or directly in equity, in which case the related deferred tax is also recognised in other comprehensive income or equity, respectively.

4.15 Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits, together with other short- term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value.

4.16 Equity, reserves and dividend payments

Share capital represents the fair value of shares that have been issued. Any transaction costs associated with the issuing of shares are deducted from share capital, net of any related income tax benefits.

●	foreign currency translation reserve – comprises foreign currency translation differences arising on the translation of financial statements of the Group’s foreign entities into $AUD
●	Statutory Reserves – Pursuant to corporate law of the PRC, Shengshihe and the Shenzhen WONHE are required to transfer 10% of their net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

●	Other Reserve - Any difference between the amount of the adjustment to non-controlling interests (acquisition of ShenZhen Wonhe) and the consideration paid or received is recognised in a separate reserve within the equity attributable to owners of the Company.

Dividend distributions payable to equity shareholders are included in other liabilities when the dividends have been approved in a general meeting prior to the reporting date.

All transactions with owners of the parent are recorded separately within equity.

4.17 Provisions, contingent liabilities and contingent assets

Provisions for product warranties, legal disputes, onerous contracts or other claims are recognised when the Group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic resources will be required from the Group and amounts can be estimated reliably. Timing or amount of the outflow may still be uncertain.

Restructuring provisions are recognised only if a detailed formal plan for the restructuring has been developed and implemented, or management has at least announced the plan’s main features to those affected by it. Provisions are not recognised for future operating losses.

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation. Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. Provisions are discounted to their present values, where the time value of money is material.

Any reimbursement that the Group can be virtually certain to collect from a third party with respect to the obligation is recognised as a separate asset. However, this asset may not exceed the amount of the related provision.

No liability is recognised if an outflow of economic resources as a result of present obligation is not probable. Such situations are disclosed as contingent liabilities, unless the outflow of resources is remote in which case no liability is recognised.

4.18 Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Tax Office. In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense. Receivables and payables in the statement of financial position are shown inclusive of GST.

Cash flows are presented in the statement of cash flows on a gross basis, except for the GST components of investing and financing activities, which are disclosed as operating cash flows.

4.19 Rounding of amounts

The Parent Entity has applied the relief available to it under ASIC Class Order 98/100 and accordingly, amounts in the financial statements and directors’ report have been rounded off to the nearest $1,000, or in certain cases, the nearest dollar.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

4.20 Trade and Other Payables

Trade and other payables represent the liabilities for goods and services received by the Group that remain unpaid at the end of the reporting period. The balance is recognised as a current liability with the amounts normally paid within 30 days of recognition of the liability.

4.21 Leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset – but not the legal ownership – are transferred to entities in the consolidated group, are classified as finance leases.

Finance leases are capitalised by recognising an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Leased assets are depreciated on a straight-line basis over the shorter of their estimated useful lives or the lease term.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are recognised as expenses on a straight-line basis over the lease term.

Lease incentives under operating leases are recognised as a liability and amortised on a straight-line basis over the life of the lease term.

4.22 Critical accounting estimates and judgements

The directors evaluate estimates and judgements incorporated into the financial statements based on historical knowledge and best available current information. Estimates assume a reasonable expectation of future events and are based on current trends and economic data, obtained both externally and within the Group.

Key estimates

i)	Impairment – general

The Group assesses impairment at the end of each reporting period by evaluating conditions and events specific to the Group that may be indicative of impairment triggers. Recoverable amounts of relevant assets are reassessed using value-in-use calculations which incorporate various key assumptions. No assets were identified as exhibiting impairment indicators and no impairment charge was recognised.

Key judgements

i)	Provision for impairment of receivables

All of the Group’s trade and other receivables have been reviewed for indicators of any impairment and the Directors believe that all the receivable will be received within 30days from the balance sheet date as a result no provision for impairment made to the accounts.

4.23 New Accounting Standards for Application in Future Periods

Accounting Standards and Interpretations issued by the AASB that are not yet mandatorily applicable to the Group, together with an assessment of the potential impact of such pronouncements on the Group when adopted in future periods, are discussed below:

AASB 9: Financial Instruments and associated Amending Standards (applicable to annual reporting periods beginning on or after 1 January 2018).

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

The Standard will be applicable retrospectively (subject to the provisions on hedge accounting outlined below) and includes revised requirements for the classification and measurement of financial instruments, revised recognition and de-recognition requirements for financial instruments and simplified requirements for hedge accounting.

The key changes that may affect the Group on initial application include certain simplifications to the classification of financial assets, simplifications to the accounting of embedded derivatives, upfront accounting for expected credit loss, and the irrevocable election to recognise gains and losses on investments in equity instruments that are not held for trading in other comprehensive income. AASB 9 also introduces a new model for hedge accounting that will allow greater flexibility in the ability to hedge risk, particularly with respect to hedges of non-financial items. Should the entity elect to change its hedge policies in line with the new hedge accounting requirements of the Standard, the application of such accounting would be largely prospective.

Although the directors anticipate that the adoption of AASB 9 may have an impact on the Group’s financial instruments, including hedging activity, it is impracticable at this stage to provide a reasonable estimate of such impact.

AASB 15: Revenue from Contracts with Customers (applicable to annual reporting periods commencing on or after 1 January 2017).

When effective, this Standard will replace the current accounting requirements applicable to revenue with a single, principles-based model. Except for a limited number of exceptions, including leases, the new revenue model in AASB 15 will apply to all contracts with customers as well as non-monetary exchanges between entities in the same line of business to facilitate sales to customers and potential customers.

The core principle of the Standard is that an entity will recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for the goods or services. To achieve this objective, AASB 15 provides the following five-step process:

- identify the contract(s) with a customer;

- identify the performance obligations in the contract(s);

- determine the transaction price;

- allocate the transaction price to the performance obligations in the contract(s); and

- recognise revenue when (or as) the performance obligations are satisfied.

This Standard will require retrospective restatement, as well as enhanced disclosures regarding revenue.

Although the directors anticipate that the adoption of AASB 15 may have an impact on the Group's financial statements, it is impracticable at this stage to provide a reasonable estimate of such impact.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

5 Profit for the period

Profit before income tax from continuing operations include the following revenue and expenses:

2015
$000
Sale of Home media and Routers	22,002
Total	22,002

Other revenue:

interest received:
-related parties
-unrelated parties	111
111

Cost of sales	13,745
Interest expenses	-
Rental expenses on operating leases	91
Research & development costs expensed	121

6 Income Tax Expenses

The components of tax (expense)/income comprise:		A$000
Current tax		1,147
Deferred tax		-
		1,147
The prima facie tax on profit from ordinary activities before income tax is reconciled to income tax as follows:
Prima facie tax payable on profit from ordinary activities before income tax at 30%		2,138
Add:
Tax effect of:
- non-allowable items	49
- Deferred Income tax written off – Parent entity ( On cost of capital raising)	207	256
Less:
Tax effect of:
- Difference in Tax rate between PRC and Australia	(1,247)
		(1,247)
Income tax attributable to entity		1,147

The applicable weighted average effective tax rates are as follows:
16%
Income Tax receivable
- Prepaid Taxes – PRC		1,625

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

7 Statutory reserves

Pursuant to corporate law of the PRC, Shengshihe and the Shenzhen WONHE are required to transfer 10% of their net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of their registered capital. The statutory reserve fund is non-distributable other than during liquidation and can be used to fund prior years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital. During the period ended 31 December, $675k AUD had been transferred from retained earnings to the statutory reserve fund.

8 Cash and cash equivalents

Cash and cash equivalents include the following components:

2015
A$’000
Cash at bank and in hand:
● AUD	3,047
● USD	291
● RMB	46,306

Cash and cash equivalents	49,644

9 Trade and Other receivable

		2015
	Note	$000
CURRENT
Trade receivables		4,735
Provision for impairment		-

Term receivables		-
Provision for impairment		-

Amounts due from customers
Other receivables		40

Amounts receivable from related parties		-
Provision for impairment		-

Total current trade and other receivables		4,775
NON-CURRENT
Term receivables		-
Provision for impairment		-

Other Receivable		1,625
Provision for impairment		-
		1,625
Total non-current trade and other receivables		1,625

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Credit risk

The Group has the following significant concentrations of credit risk with counterparties:

One customer accounted for approximately 8% of total sales for the five months ended December 31, 2015. There are only six customers accounted for the total of accounts receivable as of December 31, 2015.

The class of assets described as “trade and other receivables” is considered to be the main source of credit risk related to the Group.

On a geographical basis, the Group has significant credit risk exposures in china, given the substantial operations is in only in one region (China).

AUD (000)
Australia	40
China	4,735
Total	4,775

The following table details the Group’s trade and other receivables exposed to credit risk (prior to collateral and other credit enhancements) with ageing analysis and impairment provided for thereon. Amounts are considered as “past due” when the debt has not been settled, with the terms and conditions agreed between the Group and the customer or counterparty to the transaction. Receivables that are past due are assessed for impairment by ascertaining solvency of the debtors and are provided for where there are specific circumstances indicating that the debt may not be fully repaid to the Group.

The balances of receivables that remain within initial trade terms (as detailed in the table) are considered to be of high credit quality.

			Past due but not impaired
			Days
	Gross amount (000)	Past due and impaired	< 30	31 – 60	61 – 90	> 90	Within initial terms
Trade & other receivables	4,735	-	4,735	-	-	-	-
Other receivables	40	-	40	-	-	-	-
Total	4,775	-	4,775	-	-	-	-

No collateral has been provided as security by the Group.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

10. Plant and equipment

Details of the Group’s plant and equipment and their carrying amount are as follows:

	Plant and Equipment $’000	Office equipment $’000	Motor Vehicle $’000	Work in Progress $’000	Total $’000
Gross carrying amount
Balance 05 August 2015	-	-	-	-	-
Acquisition of Kuayu and controlled entities ((see note 16(i)(a))	1,011	138	660	-	1,809
Additions	792	15		7,677	8,484
Disposals		-	-	-	-
Net exchange differences	(108)	(2)	(13)		(123)
Balance 31 December 2015	1,695	151	647	7,677	10,170
Depreciation and impairment
Depreciation charges	108	28	68	-	204
Balance 31 December 2015	108	28	68	-	204
Carrying amount 31 December 2015	1,587	123	579	7,677	9,966

Work in Progress

On 21 January 2016, Wonhe Multimedia Commerce Ltd announced that its group operating subsidiary Shenzhen Wonhe Technology Co., Ltd. ("Shenzhen Wonhe"), has entered into an agreement titled "Wireless Network Coverage Project in Beijing Area" with Guangdong Kesheng Enterprise Co., Ltd. ("Guangdong Kesheng"). The agreement contemplates that the two parties will work together to develop a wireless network in certain designated areas of Beijing.

The company incurred $7,677k to 31 December 2015 for the above mentioned project.

11. Remuneration of the Auditors

2015
(a) Remuneration for audit services:
HLB Mann Judd:
Audit of the financial report	35,500
Other auditors:
Audit of overseas components	27,412
Total Remuneration for audit services	62,912

(b) Other services:
HLB Mann Judd:
IPO related services including investigating accountants report	50,000
Other compliance administration	600
Other Auditors:	-
Total remuneration for non-audit services	50,600

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

12. Intangibles

The movements in the net carrying amount of software are as follows:

Software (000)
Balance as at 25 July 2015	-
Acquisition of Kuayu and controlled entities	44
Amortisation charges for the period	(22)
Carrying Value	$22

13 Trade and other payables

Trade and other payables consist of the following:

		2015
	Note	$000

CURRENT
Unsecured liabilities:
Trade payables		12,411
Sundry payables and accrued expenses		63
Taxes payable		232
Amounts payable to related parties
		12,706

a.	Financial liabilities at amortised cost classified as trade and other payables
	Trade and other payables:
	–	total current	12,706
	–	total non-current	-
			12,706

All amounts are short-term. The carrying values of trade payables and other payables are considered to be a reasonable approximation of fair value.

14 Loan from Share holders

CURRENT
Unsecured liabilities:
Amounts payable to related parties	330
Total	330

The amount is non-interest bearing and is at call.

15 Issued Capital

The share capital of Wonhe Media commerce consists only of fully paid ordinary shares; the shares do not have a par value. All shares are equally eligible to receive dividends and the repayment of capital and represent one vote at the shareholders’ meeting of Won He Multimedia.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

On 21 December 2015, the company raised additional shares and listed in ASX.

	2015 No of Shares	2015$
Shares issued and fully paid:
• beginning of the period	135,000,000	135
• share issue – 22/12/2015	16,951,802	3,390,000
Less: Cost of capital raising net of tax effect	-	(481,897)
Total contributed equity at 31 December	151,951,802	2,908,238

Prior to raising and listing at ASX, the Company had 135,000,000 shares on issue. The company raised 16,951,802 shares on the 21 December 2015

There are no options on issue in the Company.

Capital Management

Management controls the capital of the Group in order to maintain a sustainable debt to equity ratio, generate long-term shareholder value and ensure that the Group can fund its operations and continue as a going concern.

The Group’s debt and capital include ordinary share capital, and financial liabilities, supported by financial assets.

The Group is not subject to any externally imposed capital requirements, with the exception of having to set aside statutory reserve as outlined in note 7.

Management effectively manages the Group’s capital by assessing the Group’s financial risks and adjusting its capital structure in response to changes in these risks and in the market. These responses include the management of debt levels, distributions to shareholders and share issues.

The strategy adopted by management to control the capital of the Group has remained consistent during the period. This strategy is to ensure that the Group’s gearing ratio remains between low so that the Group can internally fund its growth.

16 Other Reserve

Other reserve - common control acquisition (i)	45,604
Foreign currency translation reserve (ii)	(4,522)
Total	41,082

i) Movement reconciliation of Other reserve - common control acquisitions

$
Opening balance	-
Kuyau (a)	42,586
WONHE restructure (b)	3,018
Closing balance	45,604

a)	As outlined in note accounting policies note 4.3, in respect of the acquisition of Kauyu during the period, as the ultimate controlling party prior to the acquisition remained the ultimate controlling party of the group post acquisition, this transaction was deemed to be between entities under common control. As a ‘transaction between entities under common control’ the acquisition does not meet the definition of a business combination as per AASB 3 Business Combinations. As a result, the Company has incorporated the assets and liabilities of the entities acquired at their pre-combination carrying amounts without fair value uplift. This accounting is applied on the basis that there has been no substantive economic change. No goodwill has been recorded as part of the transaction, instead, any difference between the cost of the transaction and the carrying value of the net assets acquired has been recorded in equity.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

The following table provides the details of the assets and liabilities acquired on 3 August 2015:

AUD’000
Cash	74,784
Trade & other receivables	3,765
Inventories	7
Other assets	110
Plant & equipment	1,809
Other non-current receivables	2,042
Other deposit	23
Intangible	45
Trade & other payables	(33,782)
Loan from shareholders	(348)
Net assets	48,455
Purchase consideration paid	2
Excess of net assets over purchase consideration paid, recognised as follows:	48,453
- Other reserve	42,586
- Statutory reserve	3,461
- Non-control interest	2,406

b)	On 15 September 2015, one of the Company’s subsidiaries, Shengshihe, acquired all of the issued share capital of Shenzhen WONHE for a purchase consideration of RMB10,000 or AUD$2,131 and the VIE agreements terminated. By this transaction referred to as the WONHE Restructure, Shengshihe acquired 100% of the legal ownership of Shenzhen WONHE and the WONHE business directly.

Prior to the WONHE Restructure, operations of the VIE agreements meant that there was a 5% non-controlling interest (NCI) in Shenzhen WONHE’s net income. As a result of the WONHE Restructure, the non-controlling interest which existed under the VIE Agreements no longer exists post the WONHE Restructure.

Consistent with the Kuyau acquisition, as Shenzhen WONHE was controlled by Shengshihe before and after this transaction, for accounting purposes, this transaction had no impact on the Group except to account for the extinguishment of the NCI in accordance with the accounting policies outlined in note 4.3.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

The effect of the WONHE Restructure had the following impact on preparing the Group’s consolidated statement of financial position:

WONHE Restructure	AUD $000
Consideration paid to NCI	2
Carrying amount of NCI as at 15 September 2015	3,020
Net effect on the equity attributable to owners of the parent due to transactions with non-controlling interests in Shenzhen WONHE that do not result in a loss of control	3,018

i) Movement reconciliation of foreign currency translation reserve

$
Opening balance	-
Exchange difference on translation of foreign operations	(4,522)
Closing balance	(4,522)

The foreign currency translation reserve records exchange differences arising on translation of foreign controlled subsidiaries.

17 Dividends

There are no Dividends paid or proposed.

18 Earnings per Share

		2015 $000
a.	Reconciliation of earnings to profit or loss:
	Profit	5,467
	Profit attributable to non-controlling equity interest	511
	Earnings used to calculate basic EPS	5,978
	Dividends on converting preference shares	-
	Earnings used in the calculation of dilutive EPS	5,978

		No.
b.	Weighted average number of ordinary shares outstanding during the period used in calculating basic EPS	135,947,028
	Weighted average number of dilutive options outstanding	-
	Weighted average number of dilutive converting preference shares on issue	-
	Weighted average number of ordinary shares outstanding during the period used in calculating dilutive EPS	135,947,028

20 Related party transactions

The Group’s related parties include its associates and joint venture, key management, post- employment benefit plans for the Group’s employees and others as described below. In addition, WonHe Multimedia has a subordinated loan from its main shareholder of A$330k.

Unless otherwise stated, none of the transactions incorporate special terms and conditions and no guarantees were given or received. Outstanding balances are usually settled in cash.

The ultimate party entity of the Group is World Win International Inc., a company incorporated in the USA.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

$
000
Amounts payable to related parties:
Interest free Loan from a Shareholder at call.
(v) Loans from other related parties:	330

20 Contingent liabilities

There are no contingent liabilities identified by the company.

21 Capital Leasing commitments

a.	Finance Lease Commitments	A$000
	Payable – minimum lease payments:
	– not later than [insert number] months	-
	– between [insert number] months and [insert number] years	-
	– later than [insert number] years	-
	Minimum lease payments	0
	Less future finance charges	-
	Present value of minimum lease payments	0

	The company has not entered in to any Finance Lease agreement as at the balance sheet date.

b.	Operating Lease Commitments	A$000
	Non-cancellable operating leases contracted for but not recognised in the financial statements
	Payable – minimum lease payments:
	– not later than 12 months	373
	– more than 12 months and less than 5 years	686
		1,059

In May 2015, the Company entered into a new lease agreement with an unrelated party at a monthly rent of USD$12,119 for one year, expiring in May 2016.

It has another lease agreement with the third party and The key terms of the Lease Contract are as follows:

●	Shenzhen WONHE will rent the premises located in Room 1001, Floor 10, Southern Building, Yuanxing Science Technology Building, No 1 Beisongpingshang Road, Nanshan District, Shenzhen for RMB 93,232.50 (AUD 20,287) per month, with an initial deposit of RMB186,465 (AUD 40,574);
●	the term of the Lease Contract shall be from March 1, 2011 to February 28, 2019, with an option to extend by mutual agreement;
●	from March 1, 2013, the rent shall increase by 5% per year;

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

c.	Capital Expenditure Commitments	A$000
	Capital expenditure commitments contracted for the strategic cooperation agreement:
	not later than 12 months	27,658
	more than 12 months and less than 5 years	41,078
		68,736

The commitment for the manufacturing agreement has not been outlined above as the amount will be driven/determined by the actual number of units to be produced. Refer to the details for a better understanding of the nature of the commitments.

Capital Expenditure Commitment

1. Manufacturing Agreement

The company has entered in to a Contract for Commission Processing between Shenzhen WONHE and Shenzhen Tehuilong, dated February 27, 2015 (Manufacturing Agreement);

The key terms of both Manufacturing Agreements are as follows:

●	the term of each Manufacturing Agreement is from February 27, 2015 to February 26, 2016;
●	Shenzhen Tehuilong shall manufacture Domestic Routers and provide them to Shenzhen WONHE at a price of RMB 213 per unit;
●	Shenzhen WONHE shall pay the invoice price to Shenzhen Tehuilong within seven days of delivery of the routers;
●	Shenzhen WONHE must inspect the routers manufactured by Shenzhen Tehuilong within three days of receiving the products. If the routers manufactured by Shenzhen Tehuilong are not of merchantable quality or are defective, Shenzhen Tehuilong must rectify such defects or compensate for any loss incurred by Shenzhen WONHE
●	For each day of delay in provision of the routers, Shenzhen Tehuilong must pay 20% in liquidated damages to Shenzhen WONHE.

2. Strategic Cooperation Agreement

On January 12, 2016 the Registrant's operating subsidiary, Shenzhen Wonhe Technology Co., Ltd. ("Shenzhen Wonhe"), entered into an agreement titled "WirelessNetwork Coverage Project in Beijing Area" with Guangdong Kesheng Enterprise Co., Ltd. ("Guangdong Kesheng"). The agreement contemplates that the two parties will work together to develop a wireless network in certain designated areas of Beijing.

The commercial purpose of the network will be to serve as a vehicle for advertising and marketing, with the revenue to be shared between Shenzhen Wonhe and Guangdong Kesheng.

Shenzhen Wonhe has committed in the agreement to provide 382,990,000 RMB (USD $58.25 million) to the project, including 226,010,000 RMB (USD $34.37million) in cash and 118,980,000 RMB (USD $18.09 million) in routers and other equipment. Shenzhen Wonhe will also contribute the network that it recently developed in the Tongzhou District of Beijing as a pilot project, at a cost of 38,000,000 RMB (USD $5.78 million). Shenzhen Wonhe's cash contribution will be paid over three years: 104,498,990 RMB in 2016, 84,636,558 RMB in 2017 and 36,871,412 RMB in 2018.

Shenzhen Wonhe has also committed to develop the data systems that will be used by the network. Guangdong Kesheng has committed to supervise the engineering and construction, coordinate relationships with local government, and manage the network's operations.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

22 Reconciliation of cash flows from operating activities

2015
(A$000)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income before non-controlling interests	5,978
Adjustment to reconcile net (loss) to net cash (used in) operating activities
Depreciation and amortization	204
(Increase) in accounts receivable	(846)
Decrease in inventory	7
Decrease in prepaid expenses	112
(Increase) in security deposits	(1)
Decrease in prepaid income taxes	454
Increase in payroll payable	12
Increase in taxes payable	579
(Decrease) in accrued expenses and other payables	(21,392)
Net cash provided by (used in) operating activities	(14,893)

23 Interests in subsidiaries

23.1 Composition of the Group

Set out below details of the subsidiaries held directly by the Group:

Country of incorporation and principal place of business	Principal activity	31 December 2015
Shenzhen Wonhe, China	Sale of Domestic and Commercial Routers	100%
Shengshihe Consulting, China	consulting	100%
Kuayu International, China	No trading activities	100%

23.2 Significant Restrictions

Other than the following, there are no significant restrictions over the Group’s ability to access or use assets, and settle liabilities, of the Group:

According to Chinese laws and regulations, in the event that the Company needs to finance its Chinese operations in the future, it is able to provide funding by means of capital contributions to Shenzhen WONHE and/or loans to Shengshihe. These loans would be subject to applicable government registration and approval requirements.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

In October 2005, the National Administration of Foreign Exchange published the Notice of Domestic Residents Financing through Specific Companies Overseas and Returned Investments of Foreign Exchange Administration Issues (Document 75), which came into operation on November 1, 2005. Under Document 75, PRC residents must apply for overseas foreign exchange investment clearance from the PRC Foreign Exchange Administration and Foreign Exchange Bureau in order to invest in specific types of overseas companies. While the Chinese shareholders in the Company have applied for, and received, approval for foreign investment under Document 75, there is no guarantee that such approval will not be restricted or lapse in the future.

Current Chinese regulations allow the Company’s China Subsidiaries to pay dividends to the Company, but this is subject to applicable regulatory requirements. In addition, the Company has no direct business operations in China, other than indirect ownership of subsidiaries, which may limit the payment of dividends to the Company.

Cash transfers from Chinese subsidiaries to their parent companies outside China are subject to government control of currency conversion, and the Company may receive the majority or all of its revenues in RMB. Under the current corporate structure of the WONHE Group, the Company’s income is primarily derived from its China Subsidiaries. Under existing Chinese foreign exchange regulations, payment of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currency without prior regulatory approval by complying with certain procedural requirements.

As profit and dividends are current account items, the profit and dividends generated in China may be paid to shareholders outside China without prior approval, as long as the Company complies with certain procedural requirements. However, the Chinese government also may, at its discretion, restrict access in the future to foreign currencies for current account transactions. If changes to the foreign exchange control system prevents the Company’s China Subsidiaries’ from obtaining sufficient foreign currency to satisfy their currency demands, they may not be able to pay dividends in foreign (non-RMB) currencies to the Company.

Any inability to obtain the requisite approval for converting RMB into foreign currencies, any delays in obtaining such approval or future restrictions on currency exchange may restrict the ability of the Company’s China Subsidiaries to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy its obligations.

The level of cash held by the Company’s PRC based subsidiaries was A$46,594k.

In addition, under PRC regulations, the Company’s operating subsidiary, Shenzhen Wonhe, may pay dividends only out of its accumulated profits, determined in accordance with the accounting standards and regulations prevailing in the PRC (“PRC GAAP”).

23.3 Transactions with Non-controlling Interests

Refer to note 16 (i) (b) for details of the transactions with had NCI during the current period.

24 Financial instrument risk

The Group’s financial instruments consist mainly of cash and cash equivalents, accounts receivable and payable, and loans from affiliates.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

The totals for each category of financial instruments, measured in accordance with AASB 139: Financial Instruments: Recognition and Measurement as detailed in the accounting policies to these financial statements are as follows:

		Consolidated Group
	Note	2015 $000
Financial assets
Cash and cash equivalents	8	49,644
Loans and receivables	9	4,775
Total financial assets		54,419
Financial liabilities
Financial liabilities at amortised cost:
– trade and other payables	13	12,706
– loans from shareholders	14	330
Total financial liabilities		13,036

Financial Risk Management Policies

The Board has responsibility for, among other issues, managing financial risk exposures of the Group. The Board monitors the Group’s financial risk management policies and exposures and approves financial transactions within the scope of its authority. It also reviews the effectiveness of internal controls relating to counterparty credit risk, currency risk, liquidity risk and interest rate risk. The Board meets on a bi-monthly basis.

The Board’s overall risk management strategy seeks to assist the consolidated group in meeting its financial targets, while minimising potential adverse effects on financial performance. Its functions include the review of the use of hedging derivative instruments, credit risk policies and future cash flow requirements.

Specific Financial Risk Exposures and Management

The main risks the Group is exposed to through its financial instruments are credit risk, liquidity risk and market risk consisting of interest rate risk and foreign currency risk. There have been no substantive changes in the types of risks the Group is exposed to, how these risks arise, or the Board’s objectives, policies and processes for managing or measuring the risks since the Company was incorporated.

Credit risk

Exposure to credit risk relating to financial assets arises from the potential non-performance by counterparties of contract obligations that could lead to a financial loss to the Group.

Credit risk is managed through the maintenance of procedures (such as the utilisation of systems for the approval, granting and renewal of credit limits, regular monitoring of exposures against such limits and monitoring of the financial stability of significant customers and counterparties), ensuring to the extent possible that customers and counterparties to transactions are of sound credit worthiness. Such monitoring is used in assessing receivables for impairment.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Risk is also minimised through investing surplus funds in financial institutions that maintain a high credit rating, or in entities that the Board has otherwise assessed as being financially sound. Where the Group is unable to ascertain a satisfactory credit risk profile in relation to a customer or counterparty, the risk may be further managed through title retention clauses over goods or obtaining security by way of personal or commercial guarantees over assets of sufficient value which can be claimed against in the event of any default.

Credit risk exposures

The maximum exposure to credit risk by class of recognised financial assets at the end of the reporting period, excluding the value of any collateral or other security held, is equivalent to the carrying amount and classification of those financial assets (net of any provisions) as presented in the statement of financial position.

The Group has the following significant concentrations of credit risk with counterparties:

One customer accounted for approximately 8% of total sales for the five months ended December 31, 2015. There are only six customers accounted for the total of accounts receivable as of December 31, 2015.

On a geographical basis, the Group has significant credit risk exposures to PRC given the substantial operations in this region. Details with respect to credit risk of trade and other receivables are provided in Note 9.

Trade and other receivables that are neither past due nor impaired are considered to be of high credit quality. Aggregates of such amounts are detailed in Note 9.

Credit risk related to balances with banks and other financial institutions is managed by the Board. Substantially all of the Group’s bank accounts are in banks located in the PRC and are not covered by Australian Government Guarantee Scheme on funds held in Australia.

The following table provides information regarding the credit risk relating to cash and money market securities based on Standard & Poor’s counterparty credit ratings.

2015
($000)
Cash & cash equivalent	49,644
- AA rated	-
- Non AA rated	49,644
Total	49,644

24.1 Market risk analysis

The Group is exposed to market risk through its use of financial instruments and specifically to currency risk and interest rate risk, which result from both its operating and investing activities.

Interest rate risk

Exposure to interest rate risk arises on financial assets and financial liabilities recognised at the end of the reporting period whereby a future change in interest rates will affect future cash flows or the fair value of fixed rate financial instruments. The Group is also exposed to earnings volatility on floating rate instruments.

The financial instrument that primarily expose the Group to interest rate risk is cash and cash equivalents.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Interest rate risk is managed by monitoring the level of floating rate which the Group is able to secure. It is the policy of the Group to keep the majority of its cash at floating interest rate.

Foreign exchange risk

Exposure to foreign exchange risk may result in the fair value or future cash flows of a financial instrument fluctuating due to movement in foreign exchange rates of currencies in which the Group holds financial instruments which are other than the AUD functional currency of the Group.

With instruments being held by overseas operations, fluctuations in the AUD dollar and RMB may impact on the Group’s financial results. The Group does not hedge its foreign exchange exposure.

The following table shows the foreign currency risk on the financial assets and liabilities of the Group’s operations denominated in currencies other than the functional currency of the operations. The foreign currency risk in the books of the parent entity is considered immaterial and is therefore not shown.

	Exposure
Functional currency of entity	RMB	Total RMB
Financial Assets (AUD 000)	51,333	51,333
Financial Liabilities (AUD 000)	12,997	12,997

Foreign currency sensitivity

The primary trading activity in which the Company’s subsidiaries operate (i.e. the economic environment in which an entity generates and expends cash) is China. Accordingly, the directors believe that the company does not expose itself to any foreign currency fluctuation.

The Group does not enter into any forward exchange.

Liquidity risk analysis

Liquidity risk is the risk that the Group might be unable to meet its obligations. The Group manages its liquidity needs by monitoring scheduled debt servicing payments for long-term financial liabilities as well as forecast cash inflows and outflows due in day-to-day business. Liquidity needs are monitored in various time bands, on a day-to-day and week-to-week basis. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly. Net cash requirements are compared to available cash in order to determine headroom or any shortfalls. Given the Group’s surplus cash holding, the Board is of the view that liquidity risk is not a high risk issue.

The Group’s objective is to maintain cash and marketable securities to meet its liquidity requirements for 30-day periods at a minimum. This objective was met for the reporting periods. The table below reflects an undiscounted contractual maturity analysis of financial liabilities. Cashflow realised from financial assets reflect management’s expectation as to timing of realisation.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

	< 1 year	1 to 5 years	> 5 years	Total
Financial liabilities due for payment
Trade & other payables	12,706	-	-	12,706
Loan from shareholders	-	330	-	330
Total	12,706	330	-	13,036
Financial asset – cashflow realisable
Cash & cash equivalents	49,644	-	-	49,644
Trade & other receivables	4,775	-	-	4,775
Total	54,419	-	-	54,419

Fair value

Fair value estimation

The fair values of financial assets and financial liabilities are presented in the following table and can be compared to their carrying amounts as presented in the statement of financial position.

	Carrying amount	Fair value
Cash & cash equivalents	49,644	49,644
Trade & other receivables	4,775	4,775
Total	54,419	54,419
Trade & other payables	12,706	12,706
Loan from shareholder	330	330
Total	13,306	13,036

Fair Value Hierarchy

AASB 13: Fair Value Measurement requires the disclosure of fair value information by level of the fair value hierarchy, which categorises fair value measurements into one of three possible levels based on the lowest level that an input that is significant to the measurement can be categorised into as follows:

Level 1 - Measurements based on quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date.

Level 2 - Measurements based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Measurements based on unobservable inputs for the asset or liability.

The fair values of assets and liabilities that are not traded in an active market are determined using one or more valuation techniques. These valuation techniques maximise, to the extent possible, the use of observable market data. If all significant inputs required to measure fair value are observable, the asset or liability is included in Level 2. If one or more significant inputs are not based on observable market data, the asset or liability is included in Level 3.

None of the Group’s financial instruments are recorded at fair value post initial recognition

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

25 Parent Entity information

Information relating to Wonhe Multimedia Commerce Ltd (‘the Parent Entity’):

2015 $’000
Statement of financial position
Current assets	3,096
Total assets	3,098
Current liabilities	455
Total liabilities	455
Net assets	2,643
Statement of profit or loss and other comprehensive income
Total profit/(loss)	(265)
Total comprehensive income/(expense)	(265)

The Parent Entity has no capital commitments as at 31 December 2015.

The Parent Entity has not entered into a deed of cross guarantee nor are there any contingent liabilities at the period end.

26 Post-balance date events

On 21 January 2016, Wonhe Multimedia Commerce Ltd announced that its group operating Shenzhen Wonhe, has entered into an agreement titled "Wireless Network Coverage Project in Beijing Area" with Guangdong Kesheng Enterprise Co., Ltd. ("Guangdong Kesheng"). The agreement contemplates that the two parties will work together to develop a wireless network in certain designated areas of Beijing. The commercial purpose of the network will be to serve as a vehicle for advertising and marketing, with the revenue to be shared between Shenzhen Wonhe and Guangdong Kesheng.

No other adjusting or significant non-adjusting events have occurred between the reporting date and the date of the financial report being authorised.

27 Operating Segments

The Company views only one segment in the operation and treats the operation in terms of revenue/costs, as well as G&A expenses as a whole. Although the Company can breakdown the revenue from each type of products, as well as the direct cost associated with the purchase, management does not operate it as separate segments therefore management consider that Segment reporting disclosure is not necessary for the Company based on the current operation model.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

28 Company details

The registered office of the company is:

Wonhe Multimedia Commerce Ltd Listed
C/O Pointon Partners
Level 14, 565 Bourke Street, Melbourne, VIC 3000

The principal place of business of the company is:

–	Shenzhen Wonhe
25th Floor, West Bank International Business Building, No.19 of Haixiu Road,Xin'an Subdistrict, Baoan District, Shenzhen, PRC

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Directors’ Declaration

In the opinion of the Directors of Wonhe Multimedia Commerce Ltd:

a      The consolidated financial statements and notes of Wonhe Multimedia Commerce Ltd are in accordance with the Corporations Act 2001, including

i)  Giving a true and fair view of its financial position as at 31 December 2015 and of its performance for the financial period ended on that date; and

ii)  Complying with Australian Accounting Standards, which as stated in accounting policies note 2 of the financial statements, constitute compliance with International Financial Reporting Standards (IFRS) and the Corporations Regulations 2001; and

b     There are reasonable grounds to believe that WonHe Multimedia Commerce Ltd will be able to pay its debts as and when they become due and payable.

The Directors have been given the declarations required by Section 295A of the Corporations Act 2001 from the Chief Executive Officer and Chief Financial Officer for the period ended 31 December 2015.

Signed in accordance with a resolution of the Directors:

Franscesco Cannavo

Director

Dated the 31th day of March 2016

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Independent Auditor’s Report to the Members of WONHE Multimedia Commerce Limited

Report on the Financial Report

We have audited the accompanying financial report of WONHE Multimedia Commerce Limited (“the Company”) and its controlled entities (“the Group”), which comprises the consolidated statement of financial position as at 31 December 2015, the consolidated statement of profit or loss and other comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the period then ended, notes comprising a summary of significant accounting policies and other explanatory information, and the Directors’ declaration, for the Group. The Group comprises the Company and the entities it controlled at the period’s end or from time to time during the financial period.

Directors’ Responsibility for the Financial Report

The directors of the Company are responsible for the preparation of the financial report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of the financial report that gives a true and fair view and is free from material misstatement, whether due to fraud or error. In Note 2, the directors also state, in accordance with Accounting Standard AASB 101: Presentation of Financial Statements, that the consolidated financial report complies with International Financial Reporting Standards (“IFRS”).

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial report based on our audit. We conducted our audit in accordance with Australian Auditing Standards. Those standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance about whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation of the financial report that gives a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s and its controlled entities’ internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial report.

Our audit did not involve an analysis of the prudence of business decisions made by directors or management.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

Independence

In conducting our audit, we have complied with the independence requirements of the Corporations Act 2001.

Opinion

In our opinion:

(a)	the financial report of WONHE Multimedia Commerce Limited is in accordance with the Corporations Act 2001, including:
(i)	giving a true and fair view of the Group’s financial position as at 31 December 2015 and its performance for the period ended on that date; and
(ii)	complying with Australian Accounting Standards and the Corporations Regulations 2001; and
(b)	the financial report also complies with International Financial Reporting Standards as disclosed in Note 2.

Report on the Remuneration Report

We have audited the Remuneration Report included in pages 8 to 14 of the directors’ report for the period ended 31 December 2015. The directors of the Company are responsible for the preparation and presentation of the Remuneration Report in accordance with section 300A of the Corporations Act 2001. Our responsibility is to express an opinion on the Remuneration Report, based on our audit conducted in accordance with Australian Auditing Standards.

Opinion

In our opinion, the Remuneration Report of WONHE Multimedia Commerce Limited for the period ended 31 December 2015 complies with section 300A of the Corporations Act 2001.

HLB Mann Judd	Jude Lau
Chartered Accountants	Partner

Melbourne
31 March 2016

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Wonhe Multimedia Commerce Limited Annual Report 31 December 2015

ASX Additional Information

Additional information required by the ASX Limited Listing Rules and not disclosed elsewhere in this report is set out below. The information is effective as at 31 December 2015.

Substantial shareholders

Name of Share Holder	No of Shares	% Held of Issued Ordinary Capital
WORLD WIN INTERNATIONAL	81,000,000	53.31%
WONHE INTERNATIONAL HOLDINGS	33,750,000	22.21%
DONGHE GROUP LTD	9,450,000	6.22%
HUILI CHEN	6,750,000	4.44%
BEIJING RUIHAU FUTURE	4,050,000	2.67%
MR RONGSEN WANG & MR DAQI CUI	804,000	0.53%
MS QINGWEI WANG	500,000	0.33%
MR TONI SINOZIC & MRS ANKA SINOZIC	447,000	0.29%
MR WUXUAN LIAO	400,000	0.26%
MR LUKUN HUANG	390,000	0.26%
LUGARD PTY LTD	375,000	0.25%
MS CHUNXIAN JIN	300,000	0.20%
MR XINMIN LAN	300,000	0.20%
LOFTUS GROUP LIMITED	300,000	0.20%
MS YU LUO	300,000	0.20%
MS JUANJUAN MA	300,000	0.20%
MS HONG OUYANG	300,000	0.20%
MR XINGXI YANG	300,000	0.20%
CAIRNGLEN INVESTMENTS PTY LTD	252,500	0.17%
ROGUE INVESTMENTS PTY LTD	250,000	0.16%
NOBLE INVESTMENTS	210,000	0.14%

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